Calculation of Filing Fee Tables
S-8
BIODESIX INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	330,122	$ 9.78	$ 3,228,593.16	0.0001381	$ 445.87
2	Equity	Common Stock, par value $0.001 per share	Other	82,531	$ 9.78	$ 807,153.18	0.0001381	$ 111.47
Total Offering Amounts:						$ 4,035,746.34		$ 557.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 557.34
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional and indeterminate number of shares of common stock, par value $0.001 per share (the "Common Stock") of Biodesix, Inc., a Delaware corporation (the "Registrant"), as may become issuable pursuant to the provisions of the plans relating to adjustments for changes resulting from a share dividend, share split or similar change. (2) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $9.78 per share represents the average high and low prices of the Common Stock as quoted on the Nasdaq Global Select Market on February 2, 2026, a date within five business days prior to the filing of this Registration Statement, in accordance with Rule 457(c) of the Securities Act. (3) Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Biodesix, Inc. 2020 Equity Incentive Plan (the "2020 Plan") on January 1, 2026 pursuant to an "evergreen" provision contained in the 2020 Plan. Pursuant to such provision, on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2022, and continuing until, and including, the calendar year ending December 31, 2030, the number of shares authorized for issuance under the 2020 Plan is automatically increased by a number equal to the lesser of (i) 4% of the number of shares of Common Stock issued and outstanding as of the December 31st of the immediately preceding calendar year and (ii) such lesser amount determined by the Registrant's board of directors.

[2]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional and indeterminate number of shares of common stock, par value $0.001 per share (the "Common Stock") of Biodesix, Inc., a Delaware corporation (the "Registrant"), as may become issuable pursuant to the provisions of the plans relating to adjustments for changes resulting from a share dividend, share split or similar change. (2) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $9.78 per share represents the average high and low prices of the Common Stock as quoted on the Nasdaq Global Select Market on February 2, 2026, a date within five business days prior to the filing of this Registration Statement, in accordance with Rule 457(c) of the Securities Act. (4) Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Biodesix, Inc. Employee Stock Purchase Plan, as amended and restated (the "ESPP") on January 1, 2026 pursuant to an "evergreen" provision contained in the ESPP (the "ESPP evergreen provision"). Pursuant to the ESPP evergreen provision, on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2022, and continuing until, and including, the fiscal year ending December 31, 2030, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the lesser of (i) 3,000,000 shares, as adjusted pursuant to Section 18 of the ESPP to reflect the Company's 1-for-20 reverse stock split effective on September 15, 2025, (ii) 1% of the number of shares of Common Stock issued and outstanding as of the December 31st of the immediately preceding fiscal year and (iii) such lesser amount determined by the Registrant's board of directors.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A